UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

ENANTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472
(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on February 16, 2017, Enanta’s stockholders voted on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 6, 2017.

Proposal No. 1: To Elect Two Class I Directors to Serve until the 2020 Annual Meeting. The stockholders re-elected the following individuals as Class I directors of the Company:

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bruce L. A. Carter, Ph.D.	10,765,779	1,272,057	2,301,873

Jay R. Luly, Ph.D.	11,952,812	85,024	2,301,873

Proposal No. 2: To Approve Performance Measures in Enanta’s 2012 Equity Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code. The stockholders approved the performance measures in the Company’s 2012 Equity Incentive Plan in order to comply with the requirements of Section 162(m) of the Internal Revenue Code (so that equity awards under the plan to “covered employees” are exempt from the limitations of Section 162(m)).

Votes For	Votes Against	Abstain	Broker Non-Votes
7,613,522	4,419,640	4,674	2,301,873

Proposal No. 3: To Ratify the Appointment of Enanta’s Independent Registered Public Accounting Firm. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

Votes For	Votes Against	Abstain	Broker Non-Votes
14,327,997	7,578	4,134	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENANTA PHARMACEUTICALS, INC.

Date: February 21, 2017	By:	/s/ Paul J. Mellett
Paul J. Mellett
Senior Vice President, Finance and Administration and Chief Financial Officer